Exhibit 99.1

Commerce Announces Strategic Operating Plan to Accelerate Profitability and Free Cash Flow Generation

Company targets full-year non-GAAP operating margins of at least 20% beginning in 2027 and materially higher free cash flow

Plan expected to generate approximately $60 million to $80 million of annualized cost savings, or $0.73 to $0.97 on a per diluted share basis

Board authorizes up to $50 million of share repurchases over the next two years

AUSTIN, Texas – September 10, 2026 – Commerce.com, Inc. (Nasdaq: CMRC) ("Commerce" ,“We” or the "Company"), a data-centric provider of an open, AI-driven commerce ecosystem that enables businesses to unlock data, power intelligent discovery and deliver personalized experiences at scale, today announced a strategic operating plan designed to reduce costs and materially increase profitability and free cash flow.

The plan is expected to generate approximately $60 million to $80 million of annualized cost savings, or $0.73 to $0.97 on a per diluted share basis (based on diluted share count as of June 30th, 2026). Commerce expects to realize approximately $3 million, or 4%, of the anticipated savings during 2026, with the full annualized benefit reflected in 2027.

The plan increases efficiency while protecting investments in the products and capabilities that will drive future growth. Investment will stay focused on complex commerce needs across B2B and B2C, especially the Company's differentiated B2B position, along with continued investment in payments, Feedonomics, product intelligence, and agentic commerce. Spending will be reduced in areas that are less central to the Company’s strategy or where expected returns are lower.

“Over the past several quarters, we have focused Commerce on the parts of the business where we see the strongest opportunities to grow,” said Travis Hess, Chief Executive Officer of Commerce. “We also need to be more disciplined about what we spend and the returns we generate from those investments. This plan reduces costs while protecting our key growth investments, and we expect it to meaningfully increase profitability and free cash flow.”

Financial Impact and Objectives

As part of the plan, Commerce is targeting full-year non-GAAP operating margins of at least 20% beginning in 2027 and on an ongoing basis thereafter.

The plan is expected to:

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Reduce the Company's annualized non-GAAP operating cost base by approximately $60 million to $80 million, with the majority of these savings expected to translate into additional free cash flow.
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Deliver approximately $0.73 to $0.97 on a per diluted share basis (based on diluted share count as of June 30, 2026) of annualized cost savings.
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Benefit from approximately $353 million of total net operating loss carryforwards and other tax attributes as of June 30, 2026, which are expected to reduce cash taxes on incremental earnings and support strong conversion to free cash flow.

The plan primarily includes reductions in operating costs, such as staffing, professional services, facilities, software, and infrastructure. Commerce also expects to realize continued efficiency improvements through the expanded use of AI across its internal operations. Commerce expects the majority of the actions and expenses related to the Plan to be implemented and recorded by the end of our fiscal fourth quarter 2026 and the plan to be substantially complete by our second quarter in fiscal 2027.

The Company currently expects to incur approximately $4.2 million to $8.8 million of restructuring and other one-time expenses in the Company’s third quarter ended September 30, 2026 and $4.3 million to $17.5 million of restructuring expenses in the Company’s fourth quarter of fiscal 2026.

“This plan materially increases the profitability and free cash flow we believe Commerce can generate without changing our growth strategy,” said Daniel Lentz, Chief Financial Officer and Chief Operating Officer of Commerce. “At our current revenue base, we believe the business can generate meaningfully more cash. Our existing tax attributes should also help limit cash taxes and support strong free cash flow conversion. As free cash flow increases, we expect to have greater flexibility to return capital to shareholders while maintaining a strong balance sheet and continuing to invest in the business.”

Share Repurchase Authorization

The Company’s Board of Directors has authorized the repurchase of up to $50 million of Commerce common stock over the next two years beginning on September 10, 2026 through September 10, 2028. The repurchase is expected to be funded from cash flow generated by the Company's disciplined approach to capital allocation and operating performance.

Exhibit 99.1

Any repurchases of shares may be made from time to time at the Company’s discretion. The timing, amount and method of any repurchases will depend on market conditions, the Company’s financial position, other uses of capital and other relevant factors. The authorization does not require Commerce to repurchase any specific amount of stock and may be modified, suspended or discontinued at any time.

2026 Financial Outlook

As a result of the plan, Commerce is updating its full-year 2026 guidance. The Company is reaffirming its full-year revenue guidance and raising its full-year non-GAAP operating income guidance by $3 million to reflect savings expected to be realized in 2026. The Company currently expects:

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Total revenue between $336.5 million and $344.5 million.
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Non-GAAP operating income between $31.0 million and $37.0 million.

The Company is also reaffirming its third quarter 2026 guidance of total revenue between $82.5 million and $85.5 million and non-GAAP operating income between $3.3 million and $5.3 million, unchanged from the guidance provided on August 6, 2026.

Prior full-year 2026 guidance was for total revenue of $336.5 million to $344.5 million and non-GAAP operating income of $28.0 million to $34.0 million. The Company currently has approximately 82.6 million fully diluted shares outstanding for the six months ended June 30, 2026.

The updated outlook incorporates approximately $3 million of savings expected to be realized during the remainder of 2026 (as reflected in our updated non-GAAP operating income outlook above). The strategic operating plan is not expected, by itself, to have a material impact on the Company's 2026 revenue outlook.

About Commerce

Commerce (Nasdaq: CMRC) empowers businesses to innovate, grow, and thrive by providing an open, AI-driven commerce ecosystem. As the parent company of BigCommerce, Feedonomics, and Makeswift, Commerce connects the tools and systems that power growth, enabling businesses to unlock the full potential of their data, deliver seamless and personalized experiences across every channel, and adapt swiftly to an ever-changing market. Trusted by leading businesses like Coldwater Creek, Cole Haan, Dell, Harvey Nichols, King Arthur Baking Co., Mizuno, Pacsun, Perry Ellis, Skechers, SportsShoes and Uplift Desk, Commerce delivers the storefront control, optimized data, and AI-ready tools businesses need to grow, serve diverse buyers, and operate with confidence in an increasingly intelligent, multi-surface world. For more information, visit www.commerce.com or follow us on X and LinkedIn.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of applicable federal securities laws. These statements include, among other things, statements regarding the scope, timing and implementation of the Company's strategic operating plan; expected cost savings, charges and cash expenditures; anticipated effects on revenue, operating income, margins, earnings per share and free cash flow; the Company's financial objectives and guidance; preservation of strategic investments; future growth opportunities; and the expected use of net operating loss carryforwards.

Forward-looking statements are based on management's current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially. These risks include the Company's ability to implement the plan within the anticipated timeframe, the possibility that expected savings may not be fully realized, potential disruption to the Company's operations, customers or employees, and the other risks described in the Company's filings with the Securities and Exchange Commission, including under the caption "Risk Factors." Forward-looking statements speak only as of the date they are made, and Commerce assumes no obligation to update them except as required by law.

Use of Non-GAAP Financial Measures

This press release includes certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"), including non-GAAP operating income and free cash flow. These measures are supplemental to, and should not be considered in isolation or as substitutes for, comparable GAAP measures.

Commerce defines non-GAAP operating income as GAAP income or loss from operations excluding stock-based compensation expense and related payroll taxes, amortization of intangible assets, acquisition-related costs and restructuring charges. The most directly comparable GAAP measure is income or loss from operations.

Commerce defines free cash flow as net cash provided by operating activities less capital expenditures. The most directly comparable GAAP measure is net cash provided by operating activities.

Exhibit 99.1

The Company does not provide guidance for GAAP income or loss from operations or cash flows from operating activities. A reconciliation of forward-looking non-GAAP operating income and free cash flow to the most directly comparable GAAP measures is not available without unreasonable effort because reliable estimates for certain reconciling items are unavailable. These items may vary significantly between periods and could materially affect future financial results.

BigCommerce®, the Commerce logo, and other brands are the trademarks or registered trademarks of Commerce.com Pty. Ltd. Third-party trademarks and service marks are the property of their respective owner.

Media Relations Contact

Brad Hem

PR@commerce.com

Investor Relations Contact

Tyler Duncan

InvestorRelations@commerce.com